Exhibit 99.1

Investors & Media:

Lisa Ciota: 630-824-1987

Media:

Steve Carlson: 630-824-1783

SUNCOKE ENERGY PARTNERS, L.P. REPORTS STRONG FIRST QUARTER 2015 RESULTS AND

INCREASES CASH DISTRIBUTIONS PER UNIT

•	Distributable cash flow of $29.3 million lead to increased cash distribution per unit of 5.7 percent to $0.5715 for first quarter payment

•	Net income attributable to SXCP decreased $0.6 million to $12.6 million in first quarter 2015; strong operating results were offset by Granite City transaction and financing costs

•	Adjusted EBITDA increased $6.6 million to $48.3 million in first quarter 2015, driven by improved coal-to-coke yields and higher sales volumes

Lisle, IL (April 23, 2015) - SunCoke Energy Partners, L.P. (NYSE: SXCP) today reported first quarter 2015 net income attributable to SXCP of $12.6 million, down slightly from the prior year period. Current period results reflect year over year improvement in coke operating performance, increased ownership interest in our Haverhill and Middletown cokemaking facilities, as well as the impact of the January 2015 dropdown of a 75 percent interest in the Granite City cokemaking operation, offset by transaction and financing costs.

“SXCP has grown considerably versus first quarter of last year,” said Fritz Henderson, Chairman and Chief Executive Officer of SunCoke Energy Partners, L.P. “Our business has benefited from stronger operations as well as the acquisition of a 75 percent interest in the Granite City cokemaking operations and increased ownership interest in our Haverhill and Middletown facilities. This drove significant growth in distributable cash flow and supported strong and consistent increases to cash distributions per unit. Our current outlook is to exit 2015 with an annualized cash distribution per unit rate of $2.42, up 12 percent from our annualized per unit fourth quarter 2014 rate and 47 percent higher than our minimum distribution.”

FIRST QUARTER RESULTS

	Three Months Ended March 31,
(in millions)	2015	2014	Increase/ (Decrease)
Revenues(1)	$203.3	$214.5	$(11.2)
Operating income(1)	33.7	29.2	4.5
Adjusted EBITDA(1)(2)	48.3	41.7	6.6
Net income attributable to SXCP(3)	12.6	13.2	(0.6)

(1)	Includes 100 percent of Granite City in first quarter 2015 and 2014.
(2)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.
(3)	Net income attributable to SXCP includes the impact of SXCP’s 75 percent ownership in Granite City since
January 14, 2015.

Revenues were $203.3 million in first quarter 2015, a decline of $11.2 million from same prior year period primarily due to the pass-through of lower coal costs in our Domestic Coke segment and lower volumes in our Coal Logistics segment.

Operating income and Adjusted EBITDA rose $4.5 million and $6.6 million in first quarter 2015 to $33.7 million and $48.3 million, respectively, driven by higher sales volumes and improved coal-to-coke yields in our cokemaking operations.

First quarter 2015 net income attributable to SXCP was $12.6 million versus prior year net income attributable to SXCP of $13.2 million. This decrease was primarily driven by transaction costs offset by the contribution of Granite City in 2015 and improved results as previously discussed.

FIRST QUARTER SEGMENT INFORMATION

Domestic Coke

Domestic Coke segment consists of our interest in the Haverhill, Middletown and Granite City cokemaking facilities, located in Franklin Furnace and Middletown, Ohio; and Granite City, Illinois, respectively.

Domestic Coke Results	Three Months Ended March 31,
(in millions)	2015	2014	Increase/ (Decrease)
Revenues	$193.0	$203.0	$(10)
Adjusted EBITDA(1)	48.5	41.0	7.5
Sales Volume (thousands of tons)	577	566	11
Adjusted EBITDA per ton(1)	$84.06	$72.44	$11.62

(1)	See definitions of Adjusted EBITDA and Adjusted EBITDA per ton and reconciliation elsewhere in this release.

Adjusted EBITDA, which is reported on a 100 percent ownership basis, rose $7.5 million to $48.5 million in first quarter 2015 due to higher sales volumes and improved coal-to-coke yields.

Coal Logistics

The Coal Logistics segment consists of our coal handling and blending operation at Lake Terminal in East Chicago, IN, and Kanawha River Terminals, LLC, which has terminals along the Ohio, Big Sandy and Kanawha rivers in West Virginia and Kentucky.

Coal Logistics Results	Three Months Ended March 31,
(in millions)	2014	2015	Increase/ (Decrease)
Revenues	$10.3	$11.5	$(1.2)
Adjusted EBITDA(1)	2.6	2.1	0.5
Tons handled (thousands of tons)	3,794	4,359	(565)
Adjusted EBITDA per ton(1)	$0.69	$0.48	$0.21

(1)	See definitions of Adjusted EBITDA and Adjusted EBITDA per ton and reconciliation elsewhere in this release.

Adjusted EBITDA increased $0.5 million due to higher margins caused by a shift in sales mix, partly offset by lower volume.

Corporate and Other

Corporate and other costs increased $1.4 million to $2.8 million in first quarter 2015. The increase was mainly attributable to $0.9 million of dropdown related transaction costs incurred in 2015.

CASH DISTRIBUTIONS

On April 20, 2015, the Board of Directors of SXCP’s general partner declared a quarterly cash distribution of $0.5715 per unit, up 5.7 percent versus the previous quarterly rate. This distribution will be paid on May 29, 2015 to unitholders of record on May 15, 2015.

RELATED COMMUNICATIONS

Today we will host an investor conference call at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). Investors may participate on this call by dialing 1-800-446-2782 in the U.S. or 1-847-413-3235 if outside the U.S.; confirmation code 39310600. This conference call will be webcast live and archived for replay in the Investor Relations section of www.sxcpartners.com.

UPCOMING EVENTS

We plan to participate in the following conferences:

•	Sanford C. Bernstein & Co.’s Industrials and Basic Materials Summit, May 8, in New York City

•	2015 MLP Investor Conference held by the National Association of Publicly Traded Partnerships (NAPTP), May 21-22, in Orlando, Fla.

NOTICE

This statement is intended to serve as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d) given by a publicly traded partnership for the nominee to be treated as a withholding agent. Please note that SunCoke Energy Partners, L.P.’s quarterly cash distributions are treated as partnership distributions for federal income tax purposes and that 100 percent of these distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of SunCoke Energy Partners, L.P.’s distributions to a nominee on behalf of foreign investors are subject to federal income tax withholding at the highest marginal tax rate for individuals or corporations, as applicable. Nominees, and not SunCoke Energy Partners, L.P., are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

SUNCOKE ENERGY PARTNERS, L.P.

SunCoke Energy Partners, L.P. (NYSE: SXCP) is a publicly traded master limited partnership that manufactures high-quality coke used in the blast furnace production of steel and provides coal handling services to the coke, steel and power industries. In our cokemaking business, we utilize an innovative heat-recovery technology that captures excess heat for steam or electrical power generation and have long-term take-or-pay coke contracts that pass through commodity and certain operating costs. Our coal handling terminals have the collective capacity to blend and transload more than 30 million tons of coal each year and are strategically located to reach key U.S. ports in the Gulf Coast, East Coast and Great Lakes. SXCP’s General Partner is a wholly owned subsidiary of SunCoke Energy, Inc. (NYSE: SXC), which has more than 50 years of cokemaking experience serving the integrated steel industry. To learn more about SunCoke Energy Partners, L.P., visit our website at www.sxcpartners.com.

DEFINITIONS

•	Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization. Prior to the expiration of our nonconventional fuel tax credits in 2013, Adjusted EBITDA included an add-back of sales discounts related to the sharing of these credits with our customers. Any adjustments to these amounts subsequent to 2013 have been included in Adjusted EBITDA. Adjusted EBITDA does not represent and should not be considered an alternative to net income or operating income under generally accepted auditing principles (“GAAP”) and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure of the operating performance of the Partnership’s net assets and provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance. Adjusted EBITDA is a measure of operating performance that is not defined by GAAP, does not represent and should not be considered a substitute for net income as determined in accordance with GAAP. Calculations of Adjusted EBITDA may not be comparable to those reported by other companies.

•	Adjusted EBITDA attributable to SXC/SXCP equals Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests.

•	Adjusted EBITDA per ton represents Adjusted EBITDA divided by tons sold/handled.

•	Distributable Cash Flow equals Adjusted EBITDA less net cash paid for interest expense, ongoing capital expenditures, accruals for replacement capital expenditures and cash distributions to noncontrolling interests; plus amounts received under the Omnibus Agreement and acquisition expenses deemed to be Expansion Capital under our Partnership Agreement. Distributable Cash Flow is a non-GAAP supplemental financial measure that management and external users of SXCP’s financial statements, such as industry analysts, investors, lenders and rating agencies use to assess:

•	SXCP’s operating performance as compared to other publicly traded partnerships, without regard to historical cost basis;

•	the ability of SXCP’s assets to generate sufficient cash flow to make distributions to SXCP’s unitholders;

•	SXCP’s ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that Distributable Cash Flow provides useful information to investors in assessing SXCP’s financial condition and results of operations. Distributable Cash Flow should not be considered an alternative to net income, operating income, cash flows from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. Distributable Cash Flow has important limitations as an analytical tool because it excludes some, but not all, items that affect net income and net cash provided by operating activities and used in investing activities. Additionally, because Distributable Cash Flow may be defined differently by other companies in the industry, our definition of Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

•	Ongoing capital expenditures (“capex”) are capital expenditures made to maintain the existing operating capacity of our assets and/or to extend their useful lives. Ongoing capex also includes new equipment that improves the efficiency, reliability or effectiveness of existing assets. Ongoing capex does not include normal repairs and maintenance, which are expensed as incurred, or significant capital expenditures. For purposes of calculating distributable cash flow, the portion of ongoing capex attributable to SXCP is used.

•	Replacement capital expenditures (“capex”) represents an annual accrual necessary to fund SXCP’s share of the estimated costs to replace or rebuild our facilities at the end of their working lives. This accrual is estimated based on the average quarterly anticipated replacement capital that we expect to incur over the long term to replace our major capital assets at the end of their working lives. The replacement capex accrual estimate will be subject to review and prospective change by SXCP’s general partner at least annually and whenever an event occurs that causes a material adjustment of replacement capex, provided such change is approved by our conflicts committee.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward-looking statements.” Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SXCP) that could cause actual results to differ materially.

Such risks and uncertainties include, but are not limited to, domestic and international economic, political, business, operational, competitive, regulatory, and/or market factors affecting SXCP, as well as uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SXCP; and changes in tax, environmental and other laws and regulations applicable to SXCP’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SXCP management, and upon assumptions by SXCP concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SXCP does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

SXCP has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SXCP. For information concerning these factors, see SXCP’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SXCP’s website at www.sxcpartners.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

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FACTORS AFFECTING COMPARABILITY

On January 13, 2015, we acquired a 75 percent interest in the Granite City cokemaking operation from SXC. Because this was a transfer between entities under common control, all historical financial results of Granite City prior to the dropdown have been included in our financial results. Net income attributable to SunCoke Energy Partners, L.P./Predecessor includes 100% of Granite City net income prior to dropdown and 75% after the dropdown. Net income attributable to Predecessor includes 100% of Granite City net income prior to the dropdown on January 13, 2015.

SunCoke Energy Partners, L.P.

Combined and Consolidated Statements of Income

(Unaudited)

	Three Months Ended March 31,
	2015	2014
	(Dollars and units in millions, except per unit amounts)
Revenues
Sales and other operating revenue	$203.3	$214.5

Costs and operating expenses
Cost of products sold and operating expenses	147.4	166.0
Selling, general and administrative expenses	7.6	6.3
Depreciation and amortization expense	14.6	13.0

Total costs and operating expenses	169.6	185.3

Operating income	33.7	29.2
Interest expense, net	20.6	2.9

Income before income tax expense	13.1	26.3
Income tax (benefit) expense	(3.3)	0.6

Net income	16.4	25.7
Less: Net income attributable to noncontrolling interests	3.2	9.9

Net income attributable to SunCoke Energy Partners, L.P./Predecessor	$13.2	$15.8

Less: Net income attributable to Predecessor	$0.6	$2.6

Net income attributable to SunCoke Energy Partners, L.P.	$12.6	$13.2

General partner’s interest in net income	$1.8	$3.0
Limited partners’ interest in net income	$11.4	$12.8
Net income per common unit (basic and diluted)	$0.29	$0.41
Net income per subordinated unit (basic and diluted)	$0.29	$0.41
Weighted average common units outstanding (basic and diluted)	23.3	15.7
Weighted average subordinated units outstanding (basic and diluted)	15.7	15.7

SunCoke Energy Partners, L.P.

Combined and Consolidated Balance Sheets

(Unaudited)

	March 31, 2015	December 31, 2014
	(Dollars in millions)
Assets
Cash and cash equivalents	$91.8	$33.3
Receivables	30.1	36.3
Receivables from affiliates, net	—	3.1
Inventories	84.1	90.4
Other current assets	3.6	1.5

Total current assets	209.6	164.6

Properties, plants and equipment, net	1,197.5	1,213.4
Goodwill and other intangible assets, net	14.9	15.1
Deferred income taxes	—	21.6
Deferred charges and other assets	0.5	2.3

Total assets	$1,422.5	$1,417.0

Liabilities and Equity
Accounts payable	$58.7	$61.1
Accrued liabilities	10.3	11.2
Interest payable	7.4	12.3

Total current liabilities	76.4	84.6

Long-term debt	597.4	399.0
Deferred income taxes	37.9	—
Asset retirement obligations	5.3	5.3
Other deferred credits and liabilities	1.5	1.4

Total liabilities	718.5	490.3

Equity
Held by public:
Common units (issued and outstanding 16,790,101 and 16,789,164 units at March 31, 2015 and December 31, 2014, respectively)	241.1	239.1
Held by parent:
Common units (issued and outstanding 6,782,449 and 4,904,752 units at March 31, 2015 and December 31, 2014, respectively)	165.1	113.8
Subordinated units (issued and outstanding 15,709,697 units at March 31, 2015 and December 31, 2014, respectively)	205.6	203.7
General partner interest	10.6	9.2
Parent net equity	—	349.8

Partners’ capital attributable to SunCoke Energy Partners, L.P.	622.4	915.6
Noncontrolling interest	81.6	11.1

Total equity	704.0	926.7

Total liabilities and partners’ net equity	$1,422.5	$1,417.0

SunCoke Energy Partners, L.P.

Combined and Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2015	2014
	(Dollars in millions)
Cash Flows from Operating Activities:
Net income	$16.4	$25.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	14.6	13.0
Deferred income tax (benefit) expense	(3.3)	0.6
Loss on debt extinguishment	9.4	—
Changes in working capital pertaining to operating activities:
Receivables	(4.5)	(9.4)
Receivables from affiliate, net	4.7	6.4
Inventories	6.3	1.4
Accounts payable	(2.4)	(11.9)
Accrued liabilities	(0.9)	(14.1)
Interest payable	(9.5)	(2.8)
Other	(1.1)	(1.9)

Net cash provided by operating activities	29.7	7.0

Cash Flows from Investing Activities:
Capital expenditures	(5.5)	(16.1)

Net cash used in investing activities	(5.5)	(16.1)

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	210.8	—
Repayment of long-term debt, including market premium	(149.5)	—
Debt issuance costs	(4.2)	—
Proceeds from revolving credit facility	—	16.0
Repayment of revolving facility	—	(16.0)
Distributions to unitholders (public and parent)	(22.2)	(15.2)
Distributions to noncontrolling interest (SunCoke Energy, Inc.)	(0.6)	(12.3)
Net transfers to parent	—	9.5

Net cash provided by (used in) financing activities	34.3	(18.0)

Net increase (decrease) in cash and cash equivalents	58.5	(27.1)
Cash and cash equivalents at beginning of period	33.3	46.3

Cash and cash equivalents at end of period	$91.8	$19.2

SunCoke Energy Partners, L.P.

Segment Operating Data

The following tables set forth financial and operating data for the three months ended March 31, 2015 and 2014:

	Three Months Ended March 31,
	2015	2014
	(Unaudited)
	(Dollars in millions)
Sales and other operating revenues:
Domestic Coke	$193.0	$203.0
Coal Logistics	10.3	11.5
Coal Logistics intersegment sales	1.7	1.4
Elimination of intersegment sales	(1.7)	(1.4)

Total	$203.3	$214.5

Adjusted EBITDA(1):
Domestic Coke	$48.5	$41.0
Coal Logistics	2.6	2.1
Corporate and Other	(2.8)	(1.4)

Total	$48.3	$41.7

Coke Operating Data:
Domestic Coke capacity utilization (%)	106	100
Domestic Coke production volumes (thousands of tons)	604	567
Domestic Coke sales volumes (thousands of tons)	577	566
Domestic Coke Adjusted EBITDA per ton(2)	$84.06	$72.44
Coal Logistics Operating Data:
Tons handled (thousands of tons)	3,794	4,359
Coal Logistics Adjusted EBITDA per ton handled(3)	$0.69	$0.48

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.
(2)	Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.
(3)	Reflects Coal Logistics Adjusted EBITDA divided by Coal Logistics tons handled.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Adjusted EBITDA to Net Income

	Three Months Ended March 31,
	2015	2014
	(Dollars in millions)
Adjusted EBITDA attributable to SunCoke Energy Partners, L.P.	$43.8	$23.6
Add: Adjusted EBITDA attributable to Predecessor(1)	1.5	5.7
Add: Adjusted EBITDA attributable to noncontrolling interest(2)	3.0	12.4

Adjusted EBITDA	$48.3	$41.7

Subtract:
Depreciation and amortization expense	14.6	13.0
Interest expense, net	20.6	2.9
Income tax (benefit) expense	(3.3)	0.6
Sales discounts provided to customers due to sharing of nonconventional fuel tax credits(3)	—	(0.5)

Net income	$16.4	$25.7

(1)	Reflects Granite City Adjusted EBITDA prior to the January 13, 2015 dropdown transaction.
(2)	Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest share of interest, taxes, income and depreciation.
(3)	Sales discounts are related to nonconventional fuel tax credits, which expired in 2013. At December 31, 2013, we had $13.6 million accrued related to sales discounts to be paid to our Granite City customer. During first quarter of 2014, we settled this obligation for $13.1 million which resulted in a gain of $0.5 million. This gain is recorded in sales and other operating revenue on our Combined and Consolidated Statement of Operations.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Reconciliation of Adjusted EBITDA and

Distributable Cash Flow to Net Income

(Dollars in millions)	For Three Months Ended March 31, 2015
	(As Reported)	(Proforma Adjustment)	(Proforma)(1)(2)
Net cash provided by operating activities	$29.7		$29.7
Depreciation and amortization expense	(14.6)		(14.6)
Changes in working capital and other	1.3		1.3

Net income	$16.4		$16.4

Add:
Depreciation and amortization expense	14.6		$14.6
Interest expense, net	20.6		20.6
Income tax expense	(3.3)		(3.3)

Adjusted EBITDA	$48.3		$48.3

Less:
Adjusted EBITDA attributable to noncontrolling interest	3.0	0.4	3.4
Adjusted EBITDA attributable to Predecessor(3)	1.5	(1.5)	—

Adjusted EBITDA attributable to SXCP	$43.8	$1.1	$44.9

Less:
Ongoing capex	(2.7)	—	(2.7)
Replacement capex accrual	(1.7)	(0.1)	(1.8)
Cash interest accrual	(10.0)	(0.5)	(10.5)
Cash tax accrual	(0.1)	—	(0.1)

Distributable cash flow	$29.3	$(0.5)	$29.8

Quarterly Cash Distribution	$23.8	$—	$23.8

Distribution Coverage Ratio(4)	1.23x	0.02x	1.25x

(1)	Proforma adjustments made for changes in EBITDA and ongoing capex attributable to the partnership, cash interest costs, replacement capital accruals, corporate cost allocations, distribution levels and units outstanding.
(2)	Proforma assumes dropdown of 75% interest in Granite City occurred January 1, 2015.
(3)	Reflects Granite City Adjusted EBITDA prior to the January 13, 2015 dropdown transaction.
(4)	Distribution coverage ratio is distributable cash flow divided by cash distributions to the limited and general partners.